                                                                    EXHIBIT 99.2

                                   VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of February __, 1999, by and between GILEAD SCIENCES, INC., a Delaware corporation ("Parent"), and ________ ___________ ("Stockholder").

                                       RECITALS

     A. Parent, Gazelle Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and NeXstar Pharmaceuticals, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder is entering into this Voting Agreement.

                                      AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.     CERTAIN DEFINITIONS.

          For purposes of this Voting Agreement:

          (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

          (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership, trust or other entity, or (iii) governmental authority.

          (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Voting Agreement through the Expiration Date.

          (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2.     TRANSFER OF SUBJECT SECURITIES.

     2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be Transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

     2.2 NO TRANSFER OF VOTING RIGHTS. Stockholder shall ensure that, during the period from the date of this Voting Agreement through the Expiration Date:
(a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3.     VOTING OF SHARES.

     3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

          (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

          (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall (unless otherwise directed in writing by Parent) cause to be validly executed, with respect to all outstanding shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

     3.2  PROXY; FURTHER ASSURANCES.

          (a)  Contemporaneously with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

          (b) Stockholder shall, at Stockholder's own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4.     WAIVER OF APPRAISAL RIGHTS.

     Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any Subject Securities.

SECTION 5.     NO SOLICITATION.

     During the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, nor shall Stockholder authorize or permit any of Stockholder's Representatives (as defined in the Merger Agreement) to, directly or indirectly: (i) solicit, initiate or encourage the submission or announcement of any Takeover Proposal (as defined in the Merger Agreement);
(ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect or in response to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any

Takeover Proposal; or (iii) induce or encourage any other stockholder of the Company to vote against, or to fail to vote in favor of, the approval and adoption of the Merger Agreement, the approval of the Merger or any of the other actions contemplated by the Merger Agreement. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that Stockholder's Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Takeover Proposal. Nothing contained in this
Section 5 shall prevent Stockholder, when acting solely in his capacity as a director or officer of the Company, from causing the Company to take the actions specified in the proviso to the first sentence of Section 4.16 of the Merger Agreement (to the extent all of the conditions set forth in such proviso have been satisfied).

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

     Stockholder hereby represents and warrants to Parent as follows:

     6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.2  NO CONFLICTS OR CONSENTS.

          (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected, except in the case of clause (i) or (ii) above where any of such events would not have a material adverse effect on Stockholder or otherwise impair Stockholder's ability to satisfy Stockholder's obligations hereunder.

          (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

     6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights specified on the signature page hereof.

     6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all material respects as of the date of this Voting Agreement, will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7.     ADDITIONAL COVENANTS OF STOCKHOLDER.

     7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

     7.2 LEGEND. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Stockholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder and which are held in certificated form bears a legend in the following form:

     THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR

     DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE VOTING AGREEMENT DATED AS OF FEBRUARY 28, 1999, BETWEEN GILEAD SCIENCES, INC. AND ________________, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GILEAD SCIENCES, INC.

SECTION 8.     MISCELLANEOUS.

     8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants and obligations of Stockholder contained in this Voting Agreement shall survive the Expiration Date.

     8.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

     8.3 INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Voting Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

     8.4 SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Voting Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.4, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     8.5 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed on behalf of Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Voting Agreement.

     8.6 NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          IF TO PARENT:

               Gilead Sciences, Inc
               333 Lakeside Drive
               Foster City, CA 94404
               Attn:  General Counsel
               Fax: (650) 522-5622

          IF TO STOCKHOLDER:

               _____________________________
               _____________________________
               _____________________________
               _____________________________
               _____________________________

     8.7 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this

Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

     8.8  APPLICABLE LAW; JURISDICTION.   THIS VOTING AGREEMENT IS MADE UNDER,
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between the parties hereto, whether arising out of this Voting Agreement or otherwise: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.6.

     8.9 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Voting Agreement, or any power, right, privilege or remedy under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     8.10 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     8.11 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

     8.12 FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Voting Agreement.

     8.13 ENTIRE AGREEMENT. This Voting Agreement and any Affilate Agreement or Registration Rights Agreement between Stockholder and Parent collectively set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

     8.14 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

     8.15 AMENDMENTS. This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

     8.16 ASSIGNMENT; BINDING EFFECT. Neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred prior to the termination of this Voting Agreement. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

     8.17 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting

Agreement shall be paid by the party incurring such costs and expenses.

     8.18 TERMINATION.

          (a) This Voting Agreement shall automatically terminate on the Expiration Date; PROVIDED, HOWEVER, that the termination of this Voting Agreement shall not relieve Stockholder from any liability for any previous breach of this Voting Agreement.

          (b) If the Parent Share Value (as defined in the Merger Agreement) is less than the Specified Price (as defined below), then, immediately prior to the Special Meeting (as defined in the Merger Agreement), (i) Stockholder shall be entitled to revoke the Proxy, and (ii) Stockholder's obligations under Sections
3.1 and 3.2(a)(ii) shall terminate; PROVIDED, HOWEVER, that (1) the termination of such obligations shall not relieve Stockholder from any liability for any previous breach of any of such obligations, and (2) Stockholder's obligations under Sections 5 and 8 shall remain in full force and effect until this Voting Agreement is otherwise terminated pursuant to Section 8.18(a). The Specified Price shall be $27.00; PROVIDED, HOWEVER, that in the event the outstanding Parent Shares (as defined in the Merger Agreement shall be changed into a different number of shares by reason of any stock dividend, subdivision, reclassification, split-up, combination or the like, the Specified Price shall be appropriately adjusted.

     8.19 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     8.20 CONSTRUCTION.

          (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


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

          (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

     IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                              GILEAD SCIENCES, INC.

                              By:
                                 -------------------------------


                              STOCKHOLDER:

                              ----------------------------------


SHARES HELD                                        ADDITIONAL SECURITIES
 OF RECORD          OPTIONS AND OTHER RIGHTS         BENEFICIALLY OWNED
------------        ------------------------       ----------------------

                                      EXHIBIT A

                              FORM OF IRREVOCABLE PROXY

     The undersigned stockholder of NeXstar Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes John C. Martin, Mark L. Perry and Gilead Sciences, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest, is granted in connection with the execution and delivery of the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement") and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Gazelle Acquisition Sub, Inc. and the Company (the "Merger Agreement"); PROVIDED, HOWEVER, that the undersigned may revoke this proxy under the circumstances specified in Section 8.18(b) of the Voting Agreement.

     The attorneys and proxies named above (and their successors) will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Merger Agreement and the approval of the merger contemplated thereby, and in favor of each of the other actions contemplated by the Merger Agreement. The undersigned may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

     This proxy shall terminate upon the sooner to occur of the valid termination of the Voting Agreement and the valid revocation of this proxy pursuant to Section 8.18(b)(i) of the Voting Agreement.

Dated:  February __, 1999



                              ----------------------------------



                              Number of shares of common stock of the Company owned of record as of the date of this proxy:


                              ----------------------------------






                                          2